Exhibit 99.1

Nasdaq Grants Guardion Health Sciences an Extension to

March 15, 2021 to Regain Compliance with the

$1.00 Minimum Bid Price Rule

SAN DIEGO, CALIFORNIA – January 27, 2021 (GLOBE NEWSWIRE) – Guardion Health Sciences, Inc. (Nasdaq: GHSI) (“Guardion” or the “Company”), a specialty health sciences company that develops clinically supported nutrition, medical foods, nutraceuticals and medical devices, with a focus in the ocular health marketplace, announced that it has received a letter from Nasdaq granting it an exception until March 15, 2021 to evidence compliance with Nasdaq’s $1.00 Minimum Bid Price Rule.

President and Chief Executive Officer Bret Scholtes remarked, “We are pleased that the Nasdaq Hearings Panel granted the Company’s request to extend our opportunity to regain compliance with respect to Nasdaq’s $1.00 Minimum Bid Price Rule. We are encouraged by the recent increase in the Company’s share price, and we hope to be in a position in the near-term to be able to announce further progress in our business plans and strategies that could provide additional momentum to the trading price of the Company’s shares prior to March 15, 2021. If the Company’s share price does not reach the minimum closing bid price of $1.00 per share for a minimum of 10 consecutive trading days as required to regain compliance with Nasdaq rules, the Company will effect an appropriate reverse stock split, which was previously approved by the Company’s shareholders, in order to regain compliance on or before March 15, 2021. Under the Nasdaq Listing Rules, the Hearings Panel may monitor the bid price for up to 20 trading days before making its final compliance determination.”

About Guardion Health Sciences

Guardion is a specialty health sciences company that develops clinically supported nutrition, medical foods and medical devices, with a focus in the ocular health marketplace. Located in San Diego, California, the Company combines targeted nutrition with innovative, evidence-based diagnostic technology. Guardion boasts impressive Scientific and Medical Advisory Boards. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but are not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of a new management team, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com